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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Triton Energy Limited of our report dated February 23, 2000 relating to the consolidated financial statements and financial statement schedule of Triton Energy Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Dallas, Texas
October 24, 2000